UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2007
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-22999	94-2432628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 27, 2007, management and the Audit Committee of Tarragon Corporation (the “Company”) concluded, after a review of the Company’s consolidated statements of cash flows and applicable accounting standards and related guidance relating to the presentation of cash flows, that the Company’s consolidated statements of cash flows should be restated to reclassify certain items among operating, investing and financing activities. In reaching its conclusion, the Company also reviewed the presentation of other companies in its industry.
     Such conclusion was discussed with, and approved by, the Audit Committee of the Company’s Board of Directors. Also, the restatement has been discussed with the Company’s independent registered public accountants.
     As a result of the foregoing, the Company intends to include in its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”) a restatement of the consolidated statements of cash flows for the years ended December 31, 2005 and 2004 included in that report. The previously filed consolidated statements of cash flows for the years ended December 31, 2005 and 2004 should not be relied upon.
     Such restatement does not affect the net change in cash for either of the years ended December 31, 2005 and 2004 and has no impact on the Company’s consolidated balance sheets, consolidated statements of income and related earning per share amounts or consolidated statements of stockholders’ equity. The effects of the restatements will be as follows (amounts in thousands):

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated
Consolidated Statements of Cash Flows
Cash Flows from Operating Activities
Amortization of deferred borrowing costs	$19,029	$18,899	$3,794	$3,794
Distributions of earnings of unconsolidated partnerships and joint ventures	—	38,128	—	10,082
Change in homebuilding inventory	(569,741)	(558,599)	(122,584)	(122,182)
Change in contracts receivable	49,999	49,999	43,214	(21,677)
Change in restricted cash	7,097	4,518	(6,407)	(6,757)
Change in other assets	(11,511)	(13,320)	(7,398)	(3,945)
Change in accounts payable and other liabilities	(40,216)	(37,752)	(12,094)	(19,260)
Net cash used in operating activities	(501,149)	(453,933)	(52,445)	(110,915)

Cash Flows from Investing Activities
Distributions from partnerships and joint ventures	67,593	—	15,568	—
Distributions of capital from partnerships and joint ventures	—	29,465	—	5,576
Distributions to minority partners of consolidated partnerships and joint ventures	(11,033)	—	(3,167)	—
Deposits to reserves for replacements	—	1,261	—	1,754
Disbursements from reserves for replacements	—	(1,577)	—	(1,669)
Purchase of partnership interest	(21,850)	(21,850)	(11,081)	(21,081)
Net cash used in investing activities	(28,245)	(55,656)	(54,958)	(70,641)

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review. (Continued)

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated
Consolidated Statements of Cash Flows (continued)
Cash Flows from Financing Activities
Proceeds from borrowings	$1,442,704	$1,442,704	$438,008	$515,360
Advances from affiliates	—	1,010	—	9,305
Repayments of advances to affiliates	—	(1,010)	—	(9,305)
Distributions to minority partners of consolidated partnerships and joint ventures	—	(10,122)	—	(3,167)
Deferred borrowing costs paid	(11,289)	(22,074)	(9,749)	(10,027)
Other assets and liabilities	(316)	—	85	—
Net cash provided by financing activities	546,061	526,256	108,154	182,307
     The effect of the above restatement on the Company’s internal controls over financial reporting and disclosure controls and procedures will be disclosed in the 2006 10-K to be filed by the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Erin D. Pickens
Erin D. Pickens
Executive Vice President and Chief Financial Officer

Date: April 2, 2007

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